Exhibit 1.1

HARLEY-DAVIDSON MOTORCYCLE TRUST 2020-A

$101,650,000 1.72625% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1

$165,300,000 1.83% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2a

$19,950,000 LIBOR + 0.15% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2b

$185,250,000 1.87% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-3

$52,850,000 1.93% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-4

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

Trust Depositor

HARLEY-DAVIDSON CREDIT CORP.

Seller, Servicer and Sponsor

UNDERWRITING AGREEMENT

January 21, 2020

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Loop Capital Markets LLC

Mizuho Securities USA LLC

PNC Capital Markets LLC

TD Securities (USA) LLC

Wells Fargo Securities, LLC

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”) and a wholly-owned subsidiary of Harley-Davidson Credit Corp., a Nevada corporation (“Harley-Davidson”), proposes to cause Harley-Davidson Motorcycle Trust 2020-A (the “Trust”) to issue and sell to you (the “Underwriters”) $101,650,000 principal amount of its 1.72625% Motorcycle Contract Backed Notes, Class A-1 (the “Class A-1 Notes”), $165,300,000 principal amount of its 1.83% Motorcycle Contract Backed Notes, Class A-2a (the “Class A-2a Notes”), $19,950,000 principal amount of its LIBOR + 0.15% Motorcycle Contract Backed Notes, Class A-2b (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $185,250,000 principal amount of its 1.87% Motorcycle Contract Backed Notes, Class A-3 (the “Class A-3 Notes”) and $52,850,000 principal amount of its 1.93% Motorcycle Contract Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1

Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”).  The Notes will be secured by a single pool of fixed rate, simple interest, promissory notes and security agreements (the “Contracts”) relating to the purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc., certain monies received thereon after December 31, 2019 (the “Cutoff Date”), all insurance proceeds and liquidation proceeds with respect thereto, security interests in the motorcycles financed thereby, the related Contracts files, the Trust Accounts, proceeds of the foregoing and certain other property.  The Contracts will be serviced for the Trust by Harley-Davidson.  The Notes will be issued pursuant to the Indenture to be dated as of January 1, 2020 (as amended and supplemented from time to time, the “Indenture”) between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).  The Notes will be secured by the assets of the Trust pursuant to the Indenture.  The Notes are sometimes hereinafter referred to as the “Offered Securities”.

The residual certificate (the “Certificate”) will be issued pursuant to an Amended and Restated Trust Agreement dated as of January 1, 2020 (as amended and supplemented from time to time, the “Trust Agreement”), between the Trust Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  The Certificate will not be offered pursuant to the Preliminary Prospectus (as defined herein) or the Prospectus (as defined herein) and may be sold to investors in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Trust will acquire the Contracts from the Trust Depositor pursuant to a Sale and Servicing Agreement to be dated as of January 1, 2020 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Trust Depositor, Harley-Davidson, as servicer, and the Indenture Trustee.  Harley-Davidson will also agree to perform certain administrative functions on behalf of the Trust pursuant to an Administration Agreement to be dated as of January 1, 2020 (as amended and supplemented from time to time, the “Administration Agreement”) among Harley-Davidson, as administrator, the Trust, the Trust Depositor and the Indenture Trustee.  The Trust Depositor will acquire the Contracts from Harley-Davidson on the Closing Date (as defined herein) pursuant to a Transfer and Sale Agreement to be dated as of January 1, 2020 (as amended and supplemented from time to time, the “Transfer and Sale Agreement”) between the Trust Depositor, as purchaser, and Harley-Davidson, as seller. All of the assets conveyed to the Trust pursuant to the Sale and Servicing Agreement are referred to herein as the “Trust Property”.  Capitalized terms that are used and not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the respective meanings assigned thereto in the Sale and Servicing Agreement.

In connection with the sale of the Offered Securities by the Underwriters, the Trust Depositor and Harley-Davidson will prepare a Prospectus to be dated January 22, 2020 (including the Annexes thereto, the “Prospectus”). The Prospectus will set forth certain information concerning the Trust Depositor, Harley-Davidson, the Trust and the Offered Securities.  The Trust Depositor and Harley-Davidson hereby confirm that they have authorized the use of the Time of Sale Information (as defined below), the Prospectus, and any amendment or supplement to the foregoing, in connection with the offer and sale of the Offered Securities by the Underwriters.  Unless stated to the contrary, all references herein to the Prospectus are to the Prospectus as defined herein and are not meant to include any amendment or supplement thereto.

At or prior to the time when sales to purchasers of the Offered Securities were first made to investors by the Underwriters, which was approximately 4:55 p.m. New York City time on January 21, 2020 (the “Time of Sale”), the Trust Depositor and Harley-Davidson had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus dated January 10, 2020 (including the Annexes thereto) (the “Preliminary Prospectus”), the Ratings Free Writing Prospectus (as defined in Section 11) and the Pricing Free Writing Prospectus (as defined in Section 11).  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Securities may terminate their prior “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Offered Securities and the Underwriters enter into new Contracts of Sale with investors in the Offered Securities, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Trust Depositor, Harley-Davidson and the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

1.                                      Representations and Warranties of Harley-Davidson and the Trust Depositor.  Harley-Davidson and the Trust Depositor jointly and severally represent and warrant to each Underwriter as set forth below in this Section 1:

(a)                                 A registration statement on Form SF-3 (No. 333-230733) relating to asset backed notes, including the Notes, has been filed by the Trust Depositor with the Securities and Exchange Commission (the “Commission”) and has been declared effective and is effective as of the date hereof under the Act.

The Trust Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) the Prospectus, relating to the Offered Securities and the method of distribution thereof.  Such registration statement, including the exhibits thereto, is hereinafter referred to as the “Registration Statement”.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall include, without limitation, any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein pursuant to the Act.

The conditions to the use of a registration statement on Form SF-3 under the Act including, the Registrant Requirements set forth in General Instruction I.A. of Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date.  The conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date.  The Trust Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.  The Trust Depositor has filed the

Preliminary Prospectus and it has done so within the applicable period of time required under the Act and the Rules and Regulations.

(b)                                 The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.

The Registration Statement, as of the most recent effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430D(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus, as of the date of the Prospectus and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the three preceding paragraphs do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Trust Depositor by any Underwriter through Citigroup Global Markets Inc. specifically for use in connection with preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the third and fourth paragraphs (concerning initial offering prices, concessions and reallowances) and in the sixth and seventh paragraphs (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus (such information, the “Underwriter Information”).

The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective under the

Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

Since the respective dates as of which information is given in the Preliminary Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Trust Depositor or Harley-Davidson, and their respective subsidiaries, taken as a whole, except as set forth in the Preliminary Prospectus.

The Indenture has been qualified under the Trust Indenture Act.

(c)                                  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust Depositor nor Harley-Davidson makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As of the Time of Sale, the Trust Depositor, was not and as of the Closing Date the Trust Depositor is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   Neither the Trust Depositor nor the Trust is, and neither the issuance and sale of the Notes nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Trust Depositor or the Trust to be, an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, although there may be additional exclusions or exemptions available to the Trust, the Trust will rely on the exemption from the definition of “investment company” under the Investment Company Act provided by Rule 3a-7 under the Investment Company Act.  The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(g)                                  This Agreement has been duly authorized, executed and delivered by Harley-Davidson and the Trust Depositor.

(h)                                 None of Harley-Davidson, the Trust Depositor, any of their Affiliates or anyone acting on behalf of Harley-Davidson, the Trust Depositor or any of their Affiliates has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or registration of the Trust Depositor under the Investment Company Act, nor will Harley-Davidson, the Trust Depositor or any of their Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

(i)                                     Neither the Trust Depositor nor Harley-Davidson is in violation of any provision of any existing law or regulation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Trust Depositor, Harley-Davidson or the Trust.

(j)                                    Neither the issuance and sale of the Notes, nor the execution and delivery by the Trust Depositor or Harley-Davidson of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Lockbox Agreement, the Indenture or the Asset Representations Review Agreement, nor the incurrence by the Trust Depositor or Harley-Davidson of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any existing law or regulation, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any material indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound or (iii) result in the creation or imposition of any lien upon any of its property or assets, except for those encumbrances created under the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Lockbox Agreement, the Trust Agreement, the Indenture or the Asset Representations Review Agreement.

(k)                                 All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Trust Depositor and Harley-Davidson of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the Lockbox Agreement, or the Asset Representations Review Agreement, or the consummation of the transactions contemplated hereunder and thereunder, or the fulfillment of the terms hereof and thereof, have been or will have been obtained on or before the Closing Date.

(l)                                     All actions required to be taken by the Trust Depositor and Harley-Davidson as a condition to the offer and sale of the Offered Securities as described herein or the consummation of any of the transactions described in the Preliminary Prospectus and the Prospectus have been or, on or prior to the Closing Date, will be taken.

(m)                             The representations and warranties of each of the Trust Depositor and Harley-Davidson in (or incorporated in) the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Lockbox Agreement and the Asset Representations Review Agreement and made in any Officer’s Certificate of the Trust Depositor or Harley-Davidson delivered pursuant to the Sale and Servicing Agreement, the Indenture or the Transfer and Sale Agreement will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

(n)                                 The Contracts to be conveyed to the Trust on the Closing Date had an aggregate outstanding balance as of the Cutoff Date of not less than $580,198,692.86.

(o)                                 Each of the Trust Depositor and Harley-Davidson agrees it shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contracts, except as provided in the Sale and Servicing Agreement and the Transfer and Sale Agreement and each agrees to take all action necessary in order to maintain the security interest in the Contracts granted pursuant to the Sale and Servicing Agreement and the Transfer and Sale Agreement.

(p)                                 There are no actions, proceedings or investigations pending, or to the best knowledge of either the Trust Depositor or Harley-Davidson, threatened against the Trust Depositor or Harley-Davidson before any court or before any governmental authority of arbitration board or tribunal which, if adversely determined, could materially and adversely affect, either individually or in the aggregate, the financial position, business, operations or prospects of the Trust Depositor or Harley-Davidson.

(q)                                 For Illinois income, franchise and excise tax purposes, under the provisions of Illinois law as of the Closing Date, the Trust will not be classified as an association taxable as a corporation.

(r)                                    Under generally accepted accounting principles, Harley-Davidson will report its transfer of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement as a sale of the Contracts.

(s)                                   Harley-Davidson has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by Harley-Davidson to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of Rule 17g-5(a)(3)(iii) of the Exchange Act (“Rule 17g-5”).  Each of Harley-Davidson and the Trust Depositor has complied with the representations, certifications and covenants made to the Hired NRSROs in connection with the engagement of the Hired NRSROs to issue and monitor a credit rating on the Notes, including any certification provided to the Hired NRSROs in connection with Rule 17g-5.  Harley-Davidson and the Trust Depositor are the sole parties responsible for compliance with the Rule 17g-5 Representation in connection with the issuance and monitoring of the credit ratings on the Notes.

(t)                                    The Trust Depositor has complied with Rule 193 of the Act in connection with the offering of the Notes.

(u)                                 Neither the Trust Depositor nor Harley-Davidson or any of its or their affiliates has engaged (and, through and including the Closing Date, will not engage) any third-party due diligence services providers to provide any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (a “Due Diligence Report”), except for a nationally recognized independent accounting firm (the “Accounting Firm”), which was engaged to provide procedures involving a comparison of information in the files related to certain Contracts to information on a data tape relating to such Contracts and to issue an agreed-upon procedures report in connection therewith (the “Accountant’s Due Diligence Report”), and neither the Trust Depositor nor Harley-Davidson or any of its or their affiliates has received any Due Diligence Report other than the Accountant’s Due Diligence Report.  To the knowledge of the Trust Depositor and Harley-Davidson, the Accounting Firm has timely complied with Rule 17g-10 under the Exchange Act.

The Accountant’s Due Diligence Report is, as among the parties to this Agreement, deemed to have been obtained by the Trust Depositor or Harley-Davidson pursuant to Rule 15Ga-2 under the Exchange Act, and all legal obligations with respect to the Accountant’s Due Diligence Report pursuant to Rules 15Ga-2 under the Exchange Act have been and will be timely complied with.

(v)                                 The Trust Depositor has (A) prepared a report on Form ABS-15G (the “Form ABS-15G Report”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2 and any other applicable rules, requirements and regulations of the Commission and the Exchange Act; (B) furnished the Form ABS-15G Report to the Commission on EDGAR at least five business days prior to the date hereof as required by Rule 15Ga-2 under the Exchange Act; and (C) provided a copy of the final draft of the Form ABS-15G Report to the Underwriters prior to the deadline set forth in clause (B) above.

(w)                               No portion of the Form ABS-15G Report contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(x)                                 Harley-Davidson has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more majority-owned affiliates (as defined in the Credit Risk Retention Rules, each a “Majority-Owned Affiliate”).  On the Closing Date, Harley-Davidson or one or more of its Majority-Owned Affiliates will retain an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) in a percentage of not less than 5% (the “Retained Interest”).  The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(2)(i).

2.                                      Representations, Warranties and Covenants of the Underwriters.  Each Underwriter, severally and not jointly, represents, covenants and warrants to, and agrees with, the Trust Depositor that:

(a)                                 It has only communicated or caused to be communicated and it will only communicate or cause to be communicated in the United Kingdom any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

(b)                                 It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

(c)                                  It has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Offered Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(i)             the expression “retail investor” means a person who is one (or more) of the following:

x.              a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

y.              a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

z.               not a qualified investor as defined in Prospectus Regulation (Directive 2017/1129 (as amended)); and

(ii)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe for the Notes.

(d)                                 For so long as it is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) (a) it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO unless a designated representative from Harley-Davidson participates in such communication; provided, however, that if Citigroup Global Markets Inc. receives an oral communication from a Hired NRSRO, Citigroup Global Markets Inc. is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from Harley-Davidson; provided, further, that if any Underwriter (other than Citigroup Global Markets Inc.) receives an oral communication from a Hired NRSRO, such Underwriter shall refrain from participating in any oral communication with such Hired NRSRO and shall notify Citigroup Global Markets Inc. and Harley-Davidson of such communication.  For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO in connection with the issuance or monitoring of a credit rating on the Notes.

(e)                                  It has not obtained any Due Diligence Report from any third party due diligence services provider in connection with the sale of the Offered Securities except for the Accountant’s Due Diligence Report.

3.                                      Purchase and Sale.  Subject to the terms and conditions, and in reliance upon the representations and warranties, herein set forth, the Trust Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, each of the Offered Securities in the principal amounts and at the purchase prices set forth opposite its name in Schedule I hereto.

4.                                      Delivery and Payment.  Delivery of and payment for the Offered Securities shall be made at 10:00 a.m., New York time, on January 29, 2020 or such later date (not later than February 12, 2020) as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters and the Trust Depositor (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”).

Each class of the Offered Securities will be represented initially by one or more definitive global certificates in registered form which will be deposited by or on behalf of the Trust with

The Depository Trust Company (“DTC”) or, on DTC’s behalf, with DTC’s designated nominee or custodian.  The Trust will issue the Offered Securities in book-entry form to the account of each Underwriter in accordance with Schedule I, against payment by the Underwriters of the purchase price therefor by wire transfer payable to the order of Harley-Davidson in federal (same day) funds (to such account or accounts as Harley-Davidson shall designate), by causing DTC to credit the Offered Securities to the account of each Underwriter at DTC.  Harley-Davidson will cause the global certificates referred to above to be made available to the Underwriters for inspection at least 24 hours prior to the Closing Date at such place as shall be agreed upon by Harley-Davidson, the Trust Depositor and the Underwriters.

5.                                      Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

6.                                      Agreements.  The Trust Depositor and Harley-Davidson, jointly and severally, agree with the Underwriters that:

(a)                                 Prior to the termination of the offering of the Offered Securities, the Trust Depositor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Trust Depositor has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.  Subject to the foregoing sentence, the Trust Depositor will effect the filings required under Rule 424(b) or Rule 424(h) under the Act in the manner and within the time period required by Rule 424(b) or Rule 424(h) (without reliance on Rule 424(b)(8)), and will provide evidence satisfactory to you of such timely filing.

(b)                                 During the period when a prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Offered Securities (the “Prospectus Delivery Period”), Harley-Davidson will notify you promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Harley-Davidson will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(c)                                  If during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary during the Prospectus Delivery Period to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, Harley-Davidson will promptly notify you and will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to you as described in Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements.  Harley-Davidson will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and Harley-Davidson will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request; Harley-Davidson may satisfy this delivery requirement via electronic delivery of these materials.  Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

(d)                                 Upon request, Harley-Davidson will deliver to the Underwriters and counsel for the Underwriters, without charge, photocopies or electronic copies of the signed Registration Statement at the time it originally became effective (the “Original Registration Statement”) and of each amendment thereto (including exhibits filed therewith) prior to the Closing Date.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T under the Act.

(e)                                  Prior to the availability of the Prospectus, Harley-Davidson will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus and the Ratings Free Writing Prospectus as the Underwriters may reasonably request, and Harley-Davidson and the Trust Depositor hereby consent to the use of such copies for purposes permitted by the Act.  Harley-Davidson will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by

Regulation S-T under the Act.  Harley-Davidson will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Trust Depositor will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the Registration Statement and the Prospectus.

(g)                                  The Trust Depositor will arrange for the qualification of the Offered Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Offered Securities.  The Trust Depositor will promptly advise the Underwriters of the receipt by the Trust Depositor of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)                                 The Trust Depositor and Harley-Davidson will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(i)                                     For the period from the date of this Agreement until the retirement of the Offered Securities, the Servicer will deliver to you the monthly servicing reports, the annual statements of compliance, annual assessments of compliance with servicing criteria and accountants’ attestations in respect of such assessments furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement, within two business days of furnishing such statements and reports to the Indenture Trustee or the Owner Trustee.

(j)                                    So long as any of the Offered Securities is outstanding, Harley-Davidson will furnish to you (i) the monthly servicing reports and the Annual Reports on Form 10-K, in each case, relating to the Offered Securities and (ii) from time to time, any other information concerning Harley-Davidson or the Trust Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

(k)                                 To the extent, if any, that the rating provided with respect to the Notes by any of the Hired NRSROs is conditional upon the furnishing of documents or the taking of any actions by the Trust Depositor, the Trust Depositor shall furnish such documents and take such actions.

(l)                                     Until 30 days following the Closing Date, neither the Trust Depositor nor any trust or other entity originated, directly or indirectly, by the Trust Depositor or Harley-Davidson, or any of their respective affiliates, will, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities collateralized by motorcycle contracts originated in the United States (other than the Notes).

(m)                             The Trust Depositor will enter into the Trust Agreement; Harley-Davidson, the Trust Depositor and the Trust will enter into the Administration Agreement; the Trust and Harley-Davidson will enter into the Asset Representations Review Agreement; the Trust Depositor, Harley-Davidson and the Trust will enter into the Sale and Servicing Agreement; and Harley-Davidson and the Trust Depositor will enter into the Transfer and Sale Agreement on or prior to the Closing Date.

(n)                                 In accordance with Section 11 hereof, Harley-Davidson will cause any Trust Free Writing Prospectus (as defined in Section 11 hereof) with respect to the Notes to be filed with the Commission to the extent required by Rule 433 under the Act.

(o)                                 Each of Harley-Davidson and the Trust Depositor will comply with the representations, certifications and covenants made by it in each engagement letter with the Hired NRSROs, including any representation, certification or covenant provided to the Hired NRSROs in connection with Rule 17g-5, and will make accessible to any non-hired nationally recognized statistical rating organization all information provided to each Hired NRSRO for the purpose of determining the initial credit ratings on the Notes or undertaking credit rating surveillance on the Notes in accordance with Rule 17g-5.

(p)                                 Harley-Davidson covenants and agrees with each Underwriter that Harley-Davidson or (to the extent permitted by the Credit Risk Retention Rules) one or more of its Majority-Owned Affiliates will continue to comply with all requirements imposed on the “sponsor of a securitization transaction” by the Credit Risk Retention Rules for so long as those requirements are applicable, including holding the Retained Interest for the duration required in the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest.  Harley-Davidson is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Preliminary Prospectus, and ensuring that any required post-closing disclosures are provided to investors timely and by an appropriate method that does not require any involvement of the Underwriters.

7.                                      Payment of Expenses, Etc.  If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 13, the Trust Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of the Preliminary Prospectus, the Prospectus and each amendment thereto, (iii) the fees of the trustees and their counsel, (iv) the preparation, issuance and delivery of the Offered Securities to the Underwriters, (v) the fees and disbursements of the Trust Depositor’s accountants, (vi) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 6(g), including filing fees in connection therewith, (vii) the photocopying and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (viii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus and of each amendment thereto, (ix) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Securities, (x) any fees charged by the Hired NRSROs for the rating of the Notes and (xi) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Offered Securities made by the Underwriters caused by a Defective Prospectus or a breach of any representation or warranty in Section 1(b) or Section 1(c) of this Agreement.

8.                                      Conditions to the Obligation of the Underwriters.  The obligation of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust Depositor and Harley-Davidson contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and the Closing Date, to the accuracy of the statements of the Trust Depositor and Harley-Davidson made in any certificates delivered pursuant to the provisions hereof, to the performance by the Trust Depositor and Harley-Davidson of their respective obligations hereunder and to the following additional conditions:

(a)                                 If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.

(b)                                 Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424(h) or Rule 424(b) under the Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 6(a) hereof, and prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Trust Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with.

(c)                                  The Trust Depositor shall have furnished to the Underwriters the opinions of Foley & Lardner LLP, counsel for the Trust Depositor, and with respect to Nevada opinions, Holland & Hart LLP, special Nevada counsel, each dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Trust Depositor is a corporation incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(ii)  each of the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Trust Depositor, and constitutes a legal, valid and binding obligation of the Trust Depositor enforceable against the Trust Depositor in accordance with its terms (subject, as to the enforcement of remedies, to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws and limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally and to the effect of general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity, upon the availability of injunctive relief or other equitable remedies);

(iii)  this Agreement has been duly authorized, executed and delivered by the Trust Depositor;

(iv)  the direction by the Trust Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Trust Depositor and, when the Notes have been duly executed and delivered by the Trust and when authenticated by the Indenture Trustee in accordance with the Indenture and when delivered to and paid for by the Underwriters, the Notes will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms (subject, as to the enforcement of remedies, to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws and limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally and to the effect of general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity, upon the availability of injunctive relief or other equitable remedies) and will be entitled to the benefits of the Indenture and the Sale and Servicing Agreement;

(v)  no consent, approval, authorization or order of, or any notice to or filing or registration with, any Illinois or United States federal court or governmental agency, authority or body is required for the consummation by each of Harley-Davidson or the Trust Depositor of the transactions contemplated herein or in the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Trust Agreement, the Lockbox Agreement, the Indenture and the Asset Representations Review Agreement (collectively, including this Agreement, the “Program Agreements”), or for the execution and delivery of the Program Agreements by each of Harley-Davidson or the Trust Depositor, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley-Davidson to the Trust Depositor and of the Contracts and the other Trust Property by the Trust Depositor to the Trust and of the pledge of the Collateral by the Trust to the Indenture Trustee on behalf of the Noteholders, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made;

(vi)  none of the sale of the Contracts by Harley-Davidson to the Trust Depositor pursuant to the Transfer and Sale Agreement, the sale of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement, the pledge of the Collateral to the Indenture Trustee, the issuance of the Notes and sale of the Offered Securities, the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Asset Representations Review Agreement or the Indenture, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Trust Depositor or the articles of incorporation or bylaws of the Trust Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trust Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Trust Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust Depositor;

(vii)  there are no actions, suits, proceedings or investigations pending or, to such counsel’s knowledge, threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Program Agreements, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Program Agreements or the execution and delivery thereof, (C) that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, any Program Agreement or the Notes or (D) seeking to affect adversely the federal income tax attributes of the Notes described in the Prospectus under the heading “Material United States Federal Income Tax Consequences”;

(viii)  in any action or proceeding arising out of or relating to the Transfer and Sale Agreement, the Sale and Servicing Agreement, or the Indenture in any court of the State of Illinois or in any federal court sitting in the State of Illinois, such court would give effect to the governing law provisions of the Transfer and Sale Agreement, the Sale and Servicing Agreement, and the Indenture, which provide that the same shall be governed by and construed in accordance with the laws of the State of Illinois;

(ix)  the provisions of the Transfer and Sale Agreement are sufficient to create in favor of the Trust Depositor a security interest in all of the right, title, and interest of Harley-Davidson in and to the Contract Assets (as defined therein) to the extent such a security interest can be created under Article 9 of the UCC;

(x)  the provisions of the Sale and Servicing Agreement are sufficient to create, in favor of the Trust, a security interest in all of the right, title, and interest of the Trust Depositor in and to the Trust Property (as defined therein) to the extent such a security interest can be created under Article 9 of the UCC by the sale of such property;

(xi)  the provisions of the Indenture are sufficient to create in favor of the Indenture Trustee for the benefit of the Noteholders as security for the Trust’s obligations under the Notes a security interest in all of the Trust’s right, title and interest in the Collateral (as defined therein) to the extent such a security interest can be created under Article 9 of the UCC;

(xii)  the form UCC-1 financing statements naming (A) Harley-Davidson as seller and the Trust Depositor as purchaser, (B) the Trust Depositor as seller and the Trust as purchaser, and (C) the Trust as debtor and the Indenture Trustee as secured party, are in proper form for filing with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, as applicable; assuming that the UCC-1 financing statements described in this Section 8(c)(xii) are filed in the appropriate offices referred to in this Section 8(c)(xii) and are not subsequently released, terminated or modified, (A) the Trust Depositor’s security interest in the Contract Assets will be perfected, (B) the Trust’s security interest in the Trust Property will be perfected, and (C) the Indenture Trustee’s security interest in the Collateral will be perfected; based solely upon UCC Searches to be run by Foley & Lardner LLP, (A) there were no still-effective UCC financing statements of record in the Nevada Filing Office which name Harley-Davidson as debtor (or debtor/seller) and indicate any of the Contract Assets prior to the related effective date, (B) there were no still-effective UCC financing statements of record in the Nevada Filing Office which name the Trust Depositor as debtor (or debtor/seller) and indicate any of the Contract Assets prior to the related effective date, and (C) there were no still-effective UCC financing statements of record in the Delaware Filing Office which name the Trust as debtor (or debtor/seller) and indicate any of the Trust Property prior to the related effective date;

(xiii)  the Contracts are “tangible chattel paper” or “electronic chattel paper” under Article 9 of the Illinois Uniform Commercial Code and the Nevada Uniform Commercial Code;

(xiv)  the Program Agreements conform in all material respects with the descriptions thereof contained in the Preliminary Prospectus and the Prospectus;

(xv)  the statements contained in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors” and “Legal Aspects of the Contracts”, to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are accurate in all material respects;

(xvi)  the statements contained in the Preliminary Prospectus and the Prospectus under the headings “Description of the Notes and the Indenture” and “—Certain Information Regarding the Notes”, insofar as such statements constitute a summary of the Notes and the Program Agreements, are accurate and fairly present the information required to be shown;

(xvii)  the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(xviii)  the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(xix)  neither the Trust Depositor nor the Trust is, or will be as a result of the offer and sale of the Notes as contemplated in the Preliminary Prospectus, the Prospectus and the Program Agreements, an “investment company” as defined in the Investment Company Act or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and, though other exemptions or exclusions may be applicable, the exemption provided by Rule 3a-7 under the Investment Company Act has been relied upon in reaching such conclusion with respect to the Trust;

(xx)  for federal income tax purposes, the Notes held by persons other than the Trust Depositor or its affiliates will be classified as indebtedness, the Trust will not be taxed as an association (or publicly traded partnership) taxable as a corporation and the Certificate will be characterized as an equity interest in the Trust;

(xxi)  the Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(xxii)  [Reserved];

(xxiii)  [Reserved];

(xxiv)  the Registration Statement is effective under the Act, any required filings of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(h) or Rule 424(b) under the Act have been made in the manner and within the time period required by Rule 424(h) or Rule 424(b) (without reference to Rule 424(b)(8)), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations;

(xxv)  such counsel has examined the Registration Statement, the Time of Sale Information and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that (a) the Registration Statement, at the time it initially became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430D(f)(2) under the Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus, at the date thereof and at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each of clauses (a), (b) and (c), except for the financial statements or related notes, financial schedules or other financial, accounting or statistical data contained therein and that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act, as to which such counsel will not be called upon to express a belief); and

(xxvi)  the Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7 of the Investment Company Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois (in the case of Foley & Lardner LLP’s opinion), the State of Nevada (in the case of Holland & Hart LLP’s opinion) or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trust Depositor and public officials.

All references in this Section 8(c) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(d)                                 The Underwriters shall have received the opinion of the General Counsel or the Associate General Counsel for Harley-Davidson, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that Harley-Davidson has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and Harley-Davidson is in all material respects complying therewith and Harley-Davidson is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on Harley-Davidson.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley-Davidson and public officials.

(e)                                  The Underwriters shall have received the opinion of Foley & Lardner LLP, counsel for Harley-Davidson, and with respect to Nevada opinions, Holland & Hart LLP, special Nevada counsel, each dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  Harley-Davidson is a corporation incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is party;

(ii)  this Agreement has been duly authorized, executed and delivered by Harley-Davidson;

(iii)  the Program Agreements to which Harley-Davidson is a party have been duly authorized, executed and delivered by Harley-Davidson and each of such Program Agreements constitutes a legal, valid and binding obligation of Harley-Davidson, enforceable against Harley-Davidson in accordance with its terms (subject, as to the enforcement of remedies, to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws and limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally and to the effect of general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity, upon the availability of injunctive relief or other equitable remedies);

(iv)  no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in any Program Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley-Davidson to the Trust Depositor pursuant to the Transfer and Sale Agreement and of the Contracts and other Trust Property to the Trust and of the Collateral to the Indenture Trustee for the benefit of the Noteholders pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made; and

(v)  none of the execution and delivery of this Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Asset Representations Review Agreement, the Transfer and Sale Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the articles of incorporation or bylaws of Harley-Davidson or the terms of any indenture or other agreement or instrument known to such counsel and to which Harley-Davidson or the Trust Depositor is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to Harley-Davidson or the Trust Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over Harley-Davidson or the Trust Depositor.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois (in the case of Foley & Lardner LLP’s opinion), the State of Nevada (in the case of Holland & Hart LLP’s opinion) or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley-Davidson and public officials.

All references in this Section 8(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(f)                                   The Underwriters shall have received an opinion addressed to them from Foley & Lardner LLP, in its capacity as federal tax counsel for the Trust Depositor, to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary of Terms—Tax Status” and “Material United States Federal Income Tax Consequences” accurately describe the material federal income tax consequences to holders of the Notes.  Foley & Lardner LLP, in its capacity as special ERISA counsel to the Trust Depositor, shall have delivered an opinion to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary of Terms—ERISA and Related Considerations” and “ERISA and Related Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(g)                                  The Underwriters shall have received from Sidley Austin LLP such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Preliminary Prospectus, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Trust Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                                 The Underwriters shall have received an opinion addressed to the Underwriters, the Trust Depositor and the Servicer from Morris, James, Hitchens & Williams, counsel to Wilmington Trust, National Association (the “Trust Company”) and special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Trust has been duly organized and is validly existing in good standing as a “statutory trust” within the meaning of the Delaware Statutory Trust Act, 12 Del. C. c.38;

(ii)  the Trust Company is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America and has all necessary power and authority to enter into, to deliver and perform its obligations under the Trust Agreement, to act as the Owner Trustee and to enter into, deliver and perform its obligations as Owner Trustee under each of the other Transaction Documents to which the Trust or the Owner Trustee, as the case may be, is a party;

(iii)  the execution, delivery and performance by the Trust of each of the Transaction Documents to which it is a party (i) has been duly authorized by the Trust Agreement and (ii) does not require the consent or approval of, or the giving of notice to, the registration with, or the taking of any other action in respect of any governmental authority or agency of the United States federal government or the State of Delaware regulating the banking and trust powers of the Trust Company, other than the filing with the Secretary of State of a certificate of trust pursuant to 12 Del. C. § 3810, which filing has been made.  Upon the due execution and delivery of the Trust Agreement by the Trust Company, the Trust Agreement duly authorizes the Trust Company, acting alone, to execute and deliver, on behalf of the Trust, each of the Transaction Documents;

(iv)  the Trust Agreement and each other Transaction Document to which the Trust is a party have been duly authorized, executed and delivered by the Trust, and the Trust Agreement and each such other Transaction Document to the extent entered into by the Trust constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.  The Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company enforceable against the Trust Company in accordance with its terms;

(v)  to the knowledge of such counsel, no litigation, investigation or proceeding of or before any arbitrator, court, tribunal or governmental authority is pending or threatened by or against the the Trust or the Trust Company (a) with respect to any of the Transaction Documents or any of the transactions contemplated thereby, or (b) which if determined adversely against the Trust or the Trust Company, as the case may be, individually or in the aggregate, would materially and adversely affect the Trust Estate or the validity of, or the right, power or authority of each of the Trust to enter into or perform its obligations under, the Transaction Documents;

(vi)  to the knowledge of such counsel, there exist no liens affecting the interests of the Trust in and to the Trust Estate (as defined in the Trust Agreement) resulting from acts or omissions to act of or claims against the Trust, except liens created by the Transaction Documents;

(vii)  neither the execution and delivery by the Trust Company or the Trust, as the case may be, of the Transaction Documents, nor the fulfillment of or compliance by the Trust Company or the Trust, as the case may be, with the respective provisions thereof, conflicts with, or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in a violation of, the charter or by-laws of the Trust Company, any law of the State of Delaware or any federal law of the United States of America governing the banking and trust powers of the Trust Company or, to the best knowledge of such counsel, any agreement, indenture, instrument, order, judgment or decree to which the Trust Company, the Trust or any of their respective properties is subject;

(viii)  to the extent that Article 9 of the Delaware Uniform Commercial Code is applicable (without regard to conflict of laws principles), and assuming that the security interest in the Trust’s rights in the Contracts and the proceeds thereof that may be perfected under the UCC solely by the filing of a financing statement with the Secretary of State of Delaware (the “Trust Collateral”), has been duly created and has attached, upon the filing of the Trust Financing Statement with the Secretary of State of Delaware, the Indenture Trustee will have a perfected security interest in all right, title and interest of the Trust in the Trust Collateral;

(ix)  under 12 Del. C. § 3805(b), no creditor of the Certificateholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust; and

(x)  the Certificate has been duly authorized, executed and authenticated by the Owner Trustee on behalf of the Trust and, when the Certificate has been issued and delivered in accordance with the instructions of the Trust Depositor, the Certificate will be validly issued and entitled to the benefits of the Trust Agreement.

(i)                                     The Underwriters shall have received an opinion addressed to the Underwriters and the Trust Depositor of Chapman and Cutler LLP, counsel to The Bank of New York Mellon Trust Company, N.A. (the “Bank”), dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Bank is duly organized and validly existing as a national banking association under the laws of the United States of America;

(ii)  the Bank has the full corporate power to accept the office of Indenture Trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement;

(iii)  the execution and delivery of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement and the performance by the Bank of its obligations under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement have been duly authorized by all necessary corporate action of the Bank and each has been duly executed and delivered by the Bank;

(iv)  the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement constitute valid and legally binding obligations of the Bank enforceable against the Bank in accordance with their terms under the laws of the State of Illinois and the federal law of the United States;

(v)  the execution and delivery by the Bank of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement do not require any approval of, or any filing with, any Illinois or United States federal governmental authority;

(vi)  each of the Notes has been duly authenticated by the Bank, as Indenture Trustee; and

(vii)  neither the consummation by the Bank of the transactions contemplated in the Indenture, the Sale and Servicing Agreement, the Administration Agreement or the Asset Representations Review Agreement nor the fulfillment of the terms thereof by the Bank will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter, bylaws or other organizational documents of the Bank, or the terms of any indenture or other agreement or instrument and to which the Bank or any of its subsidiaries is a party or by which it is bound, or any judgment, order or decree to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries.

(j)                                    The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Hired NRSROs.

(k)                                 The Underwriters shall have received an opinion from Foley & Lardner LLP, counsel for the Trust Depositor, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Underwriters regarding the true-sale of the Contracts by Harley-Davidson to the Trust Depositor.

(l)                                     The Underwriters shall have received an opinion from Foley & Lardner LLP, counsel for the Trust Depositor, dated the Closing Date, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters regarding substantive consolidation.

(m)                             The Underwriters shall have received an opinion from Holland & Hart LLP, special Nevada counsel to Eaglemark Savings Bank, dated the Closing Date, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters regarding Eaglemark Savings Bank and related matters.

(n)                                 The Underwriters shall have received an opinion of the General Counsel for Clayton Fixed Income Services LLC, dated the Closing Date, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters regarding certain corporate and enforceability matters.

(o)                                 The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President,

any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Trust Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

(i)  the representations and warranties of the Trust Depositor contained in the Program Agreements are true and correct;

(ii)  the Trust Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Program Agreements at or prior to the Closing Date;

(iii)  since the date of the Preliminary Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust Depositor has occurred; and

(iv)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(p)                                 The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of Harley-Davidson in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

(i)  the representations and warranties of Harley-Davidson contained in the Program Agreements are true and correct;

(ii)  Harley-Davidson has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Program Agreements at or prior to the Closing Date;

(iii)  since the date of the most recent financial information included in the Preliminary Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Harley-Davidson has occurred; and

(iv)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(q)                                 The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the offices of the Secretary of State of the State of Nevada and the

Secretary of State of the State of Delaware reflecting the sale of the Contracts by Harley-Davidson to the Trust Depositor and of the Contracts and other Trust Property by the Trust Depositor to the Trust and the pledge by the Trust of the Collateral to the Indenture Trustee for the benefit of the Noteholders.

(r)                                    At or prior to the Time of Sale and prior to the Closing Date, the Accounting Firm shall have furnished to the Underwriters a letter or letters, dated respectively as of a date at least five business days prior to the date hereof, as of the date of the Preliminary Prospectus and as of the date of the Prospectus, substantially in the forms of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters concerning the Accountant’s Due Diligence Report, the Preliminary Prospectus and the Prospectus; provided, that the Underwriters shall have received the Accountant’s Due Diligence Report at or prior to the deadline set forth in Section 1(v)(B).

(s)                                   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Preliminary Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of Harley-Davidson or the Trust Depositor the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to market the Offered Securities as contemplated by the Preliminary Prospectus.

(t)                                    The Offered Securities shall have received at least the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(u)                                 On or prior to the Closing Date, the Offered Securities shall have been accepted for settlement through the facilities of DTC.

(v)                                 Prior to the Closing Date, the Trust Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(w)                               All requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act with respect to the Accountant’s Due Diligence Report shall have been timely complied with.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Trust Depositor in writing or by telephone or telegraph confirmed in writing.

9.                                      Reimbursement of Expenses.  If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligation of the Underwriters set forth in Section 8 hereof is not satisfied, because of any refusal, inability or failure on the part of Harley-Davidson or the Trust Depositor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters in payment for the Offered Securities on the Closing Date, Harley-Davidson and the Trust Depositor will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

10.                               Indemnification and Contribution.  (a)  The Trust Depositor and Harley-Davidson, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus, the Time of Sale Information, any Form ABS-15G furnished by or on behalf of Harley-Davidson to the Commission on EDGAR with respect to the transactions contemplated under this Agreement, the Issuer Information or any information provided by the Trust Depositor or Harley-Davidson to any Underwriter or any holder or prospective purchaser of Offered Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Trust Depositor and Harley-Davidson will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (x) in the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus or the Time of Sale Information or any information provided by the Trust Depositor or Harley-Davidson to any Underwriter or any holder or prospective purchaser of Offered Securities, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Underwriter Information or (y) in any Derived Information (as defined in Section 11 below) unless such untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information results from an error or omission (other than in the Underwriter Information) in the Preliminary Prospectus, the Prospectus, the Time of Sale Information, any such Form ABS-15G or any Issuer Information.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Trust Depositor and Harley-Davidson, their directors, their officers and each person who controls the Trust Depositor or Harley-Davidson within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Trust Depositor and

Harley-Davidson to each Underwriter, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in (x) the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information or (y) any Derived Information; provided, however, that the indemnity with respect to clause (y) above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information that results from an error or omission (other than in the Underwriter Information) in (i) the Preliminary Prospectus, (ii) the Prospectus, (iii) the Time of Sale Information or (iv) any Issuer Information.  This indemnity agreement will be in addition to any liability that an Underwriter may otherwise have.

(c)                                  Upon receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party and (y) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Trust Depositor, Harley-Davidson and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Trust Depositor, Harley-Davidson and the several Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust Depositor and Harley-Davidson on the one hand and by the several Underwriters on the other from the offering of the Offered Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Trust Depositor, Harley-Davidson and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust Depositor and Harley-Davidson on the one hand and of the several Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Trust Depositor and Harley-Davidson shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by any Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by such Underwriter from the Trust Depositor or Harley-Davidson in connection with the purchase of the Offered Securities hereunder.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Trust Depositor and Harley-Davidson on the one hand or the several Underwriters on the other.  The Trust Depositor, Harley-Davidson and the several Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Trust Depositor or Harley-Davidson within the meaning of either the Act or the Exchange Act and each officer and director of the Trust Depositor or Harley-Davidson shall have the same rights to contribution as the Trust Depositor or Harley-Davidson, subject in each case to the applicable terms and conditions of this paragraph (d).

11.                               Free Writing Prospectuses.

(a)                                 The following terms have the specified meanings for purposes of this Agreement:

“Pricing Free Writing Prospectus” means the free writing prospectus to be filed with the Commission on January 21, 2020.

“Ratings Free Writing Prospectus” means the free writing prospectus dated January 10, 2020.

“Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Trust Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

“Road Show Information” means the information contained in any “road show” (as defined under Rule 433(h)(4) of the Securities Act of 1933, as amended) related to the offering of the Notes.

“Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus or the Prospectus (other than Underwriter Information), (2) information in the Preliminary Prospectus or the Prospectus provided by the Trust Depositor or Harley-Davidson that is used to calculate or create any Derived Information, (3) any computer tape or other information in respect of the Notes, the Contracts or other Trust Property furnished by the Trust Depositor or Harley-Davidson to any Underwriter, (4) the information (other than Underwriter Information) contained in any Road Show Information in which representatives of Harley-Davidson or the Trust Depositor participate and (5) the information contained in the Ratings Free Writing Prospectus.

“Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

(b)                                 Neither the Trust Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or Rule 426 under the Act, nor shall the Trust Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(c)                                  The Trust Depositor shall not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Trust Depositor has obtained the prior consent of Citigroup Global Markets Inc.

(d)                                 Each Underwriter represents, warrants, covenants and agrees with the Trust Depositor that, other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the previously filed Time of Sale Information (including a cdi file based on such information), (2) information relating to the class, size, rating, price, CUSIP numbers, coupon, yield, spread, benchmark, pricing prepayment speed and clean up call information, status and/or legal maturity date of the Notes, any credit enhancement expected to be provided with respect to the Notes or the Contracts, any derivatives expected to be entered into in connection with the Notes or the Contracts, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes, the names of any underwriters for one or more classes of Notes and the names of any credit enhancement or derivative providers, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) syndicate structure and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) each Underwriter shall provide the Trust Depositor with a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Act no later than the close of business on the date of first use and in any event not less than one business day prior to the required date of filing with the Commission; (iii) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 of the Act; and (iv) each Underwriter is permitted to disseminate any Road Show Information that is a written communication within the meaning of Rule 433(d)(8)(i) of the Act in which representatives of Harley-Davidson or the Trust Depositor participate.

(e)                                  Harley-Davidson agrees to file with the Commission when required under the Rules and Regulations the following:

(i)  any Free Writing Prospectus (other than an Underwriter Free Writing Prospectus) that includes Issuer Information (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”);

(ii)  subject to the Underwriters’ compliance with Section 11(d), any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)  any Free Writing Prospectus for which the Trust Depositor or any person acting on its behalf, including, without limitation, Harley-Davidson, provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Trust Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)                                   Notwithstanding the provisions of Section 11(e), Harley-Davidson will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)                                  The Trust Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain a legend substantially similar to the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

(h)                                 In the event the Trust Depositor or Harley-Davidson becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), Harley-Davidson shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and Harley-Davidson shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(i)                                     In disseminating information to prospective investors, each Underwriter has complied and will continue to comply fully with all applicable Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(j)                                    Prior to entering into any Contract of Sale, each Underwriter shall convey the Time of Sale Information to the prospective investor.  Each Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(k)                                 If a Defective Prospectus has been corrected with a Corrected Prospectus, each Underwriter shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Securities on the terms described in the Corrected Prospectus, in each case as consistent with the Underwriter’s good faith interpretation of the requirements of Commission Release No. 33-8591.

12.                               Defaults of the Underwriters.  If any Underwriter defaults in its obligation to purchase the Offered Securities hereunder on the Closing Date and arrangements satisfactory to the nondefaulting Underwriters and the Trust Depositor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriters, Harley-Davidson or the Trust Depositor, except as provided in Section 15.  Nothing herein will relieve a defaulting

Underwriter from liability for its default.  The term “Underwriter” includes any person substituted for an Underwriter under this Section.

In the event of any such default that does not result in a termination of this Agreement, any of the nondefaulting Underwriters or the Trust Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

13.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Trust Depositor prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market’s Global Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Prospectus.

14.                               No Bankruptcy Petition.  Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust Depositor or by a trust for which the Trust Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

15.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Trust Depositor and Harley-Davidson and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust Depositor or Harley-Davidson or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Offered Securities.  The provisions of Sections 9, 10, 16, 19 and 21 hereof shall survive the termination or cancellation of this Agreement.

16.                               Relationship Among Parties.  Harley-Davidson and the Trust Depositor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to Harley-Davidson and the Trust Depositor with respect to the offering of the Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, Harley-Davidson, the Trust Depositor or any other person.  Additionally, none of the Underwriters are advising Harley-Davidson, the Trust Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions described herein.  Harley-Davidson and the Trust Depositor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Harley-Davidson or the Trust Depositor with respect to any legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of Harley-Davidson, the Trust Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Harley-Davidson or the Trust Depositor.

17.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Steffen Lunde; or if sent to the Trust Depositor, will be mailed, delivered or telegraphed and confirmed to it at Harley-Davidson Customer Funding Corp., 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, Attention: James Darrell Thomas; or if sent to Harley-Davidson, will be mailed, delivered, telegraphed and confirmed to it at Harley-Davidson Credit Corp., 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, Attention: James Darrell Thomas.

18.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and, except as expressly set forth herein, no other person will have any right or obligation hereunder.

19.                               Applicable Law; Entire Agreement.  This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.  This Agreement represents the entire agreement between the Trust Depositor and Harley-Davidson, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Offered Securities by the Underwriters.

20.                               Business Day.  For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banking associations in the cities of Chicago, Illinois or New York, New York are authorized or obligated by law, executive order or regulation to close.

21.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

22.                               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.                               Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Trust Depositor, Harley-Davidson and the several Underwriters.

Very truly yours,

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:	/s/ James Darrell Thomas
Name: James Darrell Thomas
Title: Vice President, Treasurer and CFO

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ James Darrell Thomas
Name: James Darrell Thomas
Title: Vice President, Treasurer and CFO

HDMOT 2020-A Underwriting Agreement Signature Page

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
MUFG SECURITIES AMERICAS INC.
LOOP CAPITAL MARKETS LLC
MIZUHO SECURITIES USA LLC
PNC CAPITAL MARKETS LLC
TD SECURITIES (USA) LLC
WELLS FARGO SECURITIES, LLC

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Director

HDMOT 2020-A Underwriting Agreement Signature Page

SCHEDULE I

HARLEY-DAVIDSON MOTORCYCLE TRUST 2020-A

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE

Class A-1 Notes
Citigroup Global Markets Inc.	$35,579,000	99.89000%
J.P. Morgan Securities LLC	$25,413,000	99.89000%
MUFG Securities Americas Inc.	$25,413,000	99.89000%
Loop Capital Markets LLC	$3,049,000	99.89000%
Mizuho Securities USA LLC	$3,049,000	99.89000%
PNC Capital Markets LLC	$3,049,000	99.89000%
TD Securities (USA) LLC	$3,049,000	99.89000%
Wells Fargo Securities, LLC	$3,049,000	99.89000%

Class A-2a Notes
Citigroup Global Markets Inc.	$57,855,000	99.79496%
J.P. Morgan Securities LLC	$41,325,000	99.79496%
MUFG Securities Americas Inc.	$41,325,000	99.79496%
Loop Capital Markets LLC	$4,959,000	99.79496%
Mizuho Securities USA LLC	$4,959,000	99.79496%
PNC Capital Markets LLC	$4,959,000	99.79496%
TD Securities (USA) LLC	$4,959,000	99.79496%
Wells Fargo Securities, LLC	$4,959,000	99.79496%

Class A-2b Notes
Citigroup Global Markets Inc.	$6,985,000	99.80000%
J.P. Morgan Securities LLC	$4,988,000	99.80000%
MUFG Securities Americas Inc.	$4,987,000	99.80000%
Loop Capital Markets LLC	$598,000	99.80000%
Mizuho Securities USA LLC	$598,000	99.80000%
PNC Capital Markets LLC	$598,000	99.80000%
TD Securities (USA) LLC	$598,000	99.80000%
Wells Fargo Securities, LLC	$598,000	99.80000%

Class A-3 Notes
Citigroup Global Markets Inc.	$64,840,000	99.72819%
J.P. Morgan Securities LLC	$46,313,000	99.72819%
MUFG Securities Americas Inc.	$46,312,000	99.72819%
Loop Capital Markets LLC	$5,557,000	99.72819%
Mizuho Securities USA LLC	$5,557,000	99.72819%
PNC Capital Markets LLC	$5,557,000	99.72819%
TD Securities (USA) LLC	$5,557,000	99.72819%
Wells Fargo Securities, LLC	$5,557,000	99.72819%

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE

Class A-4 Notes
Citigroup Global Markets Inc.	$18,499,000	99.66938%
J.P. Morgan Securities LLC	$13,213,000	99.66938%
MUFG Securities Americas Inc.	$13,213,000	99.66938%
Loop Capital Markets LLC	$1,585,000	99.66938%
Mizuho Securities USA LLC	$1,585,000	99.66938%
PNC Capital Markets LLC	$1,585,000	99.66938%
TD Securities (USA) LLC	$1,585,000	99.66938%
Wells Fargo Securities, LLC	$1,585,000	99.66938%